SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2017

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	333-XXXXXX	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number) With a copy to the Company’s legal counsel: Blair Krueger, Esq. Krueger LLP 7486 La Jolla Boulevard La Jolla, California 92037 (858) 405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 8.01 Other Events – Completion of filming of first of five feature film productions

The Company has published a press release regarding progress on two distribution agreements entered into on June 1, 2017.

New Distribution Agreement by and among Bigfoot Project Investments, Inc. (the “Company”), The Bosko Group, LLC (“Bosko”)

On June 1, 2017, the Company entered into two separate agreements (the “Re-Release”) with The Bosko Group LLC (the “Distributor”) to provide distribution and promotional services to the Company.

Compensation to the Company for the Re-Release will be based on projected gross sales range and royalties for six existing DVD documentaries which will be offered into all distribution markets as a series with a new introduction narrated by Tom Biscardi.

Compensation to the Company for the Distribution of new feature-length films is based on past performance of previous productions with up-front funding and projected royalties yielding a minimum of $85,000 per film over all distribution channels.

The Company has completed filming and delivered the product to the distributor resulting in invoicing of Bosko in the amount of $73,500, initial production income for the first of the five films in the agreement. Additional revenues will be earned as the film is distributed.

Item 9.01 Exhibits

Exhibit 10.1 – Distribution Agreement

Exhibit 10.2 – Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: August 23, 2017	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors